EXHIBIT 10.24

LIMITED LIABILITY PARTNERSHIP

SPIRETRAIL LIMITED

INSTRUMENT CONSTITUTING US$403,414,000 DEEP

DISCOUNT BONDS 2011 AT AN AGGREGATE ISSUE PRICE

OF US$190,000,000

THIS INSTRUMENT is made on 16 October 2000

BY:

(1)	SPIRETRAIL LIMITED, a company incorporated in England and Wales (registered no. 3936258), whose registered office is at 200 Aldersgate Street, London EC1A 4JJ, England (the “Company”).

WHEREAS:

(A)	The Company by a resolution of its board of directors passed on the same date as this Instrument created US$403,414,000 deep discount bonds to be constituted under this Instrument.

THIS INSTRUMENT WITNESSES as follows:

1.	INTERPRETATION

1.1	In this Instrument:

“A” Lenders” means the parties designated as “A” Lenders under the Consortium Loan Agreement;

“Act” means the Companies Act 1985;

“Board” means the board of directors of the Company from time to time;

“Bonds” means the deep discount bonds constituted by this Instrument and a reference to a “Bond” is a reference to any one of such Bonds;

“Bondholder” means a person for the time being entered in the Register as the holder of a Bond;

“businessday” means a day other than a Saturday or Sunday on which clearing banks are open for business in London;

“cleardays” means, in relation to a period of notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“Company’s Group” means the Company and any company which is on or at any time after the date of this Instrument, a subsidiary undertaking or parent undertaking of the Company or a subsidiary undertaking of a parent undertaking of the Company;

“Conditions” means the conditions of the Bonds in the form set out in schedule 1 as they may from time to time be modified in accordance with the provisions of this Instrument;

“Consortium Loan Agreement” means the $200,000,000 term facility agreement to be dated the date hereof between the Company as borrower and Arrow Electronics, Inc., Avnet, Inc. and the Investors as lenders;

“Extraordinary Resolution” means a resolution passed at a meeting of the Bondholders duly convened and held in accordance with the provisions of schedule 3 by:

(a)	a majority consisting of not less than three-fourths of the persons voting at the meeting upon a show of hands; or

(b)	if a poll is demanded, by a majority consisting of not less than three-fourths of the votes given on the poll;

“Facility Agreement” means the $375,000,000 credit agreement to be dated the date hereof between, inter alios, the Company, The Chase Manhattan Bank and Barclays Bank PLC;

“Financing Documents” means together the Facility Agreement, Consortium Loan Agreement and Intercreditor Agreement;

“Group Company” means the Company, a subsidiary undertaking or parent undertaking from time to time of the Company or a subsidiary undertaking from time to time of a parent undertaking of the Company;

“Indebtedness” means an obligation (whether present or future, actual or contingent) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and leasing);

“Instructing Group” means Bondholders holding more than half of the principal amount of the Bonds outstanding at the relevant time;

“Intercreditor Agreement” means the intercreditor agreement to be dated the date hereof between, inter alios, the Consortium Lenders, the Administrative Agent (as defined in the Facility Agreement) and the Bondholders;

“Investors” has the meaning given in the Investment Agreement;

“Investment Agreement” means the investment agreement dated 4 August 2000 entered into by, amongst others (1) Cherrybright Limited, (2) the Company, (3) the Managers named therein, (4) the Investors and (5) Schroder Venture Advisers, as amended from time to time;

“Issue Date” means the date on which a Bond is issued;

“Issue Price” means the price at which a Bond is to be issued pursuant hereto as shown on the face of such Bond;

“Listing” means the admission of any of the Group Company’s shares to any recognised investment exchange of repute;

“Nominal Amount” means the nominal amount of each Bond as shown on the face of such Bond;

“Redemption Date” means the date 11 years after the Issue Date;

“Redemption Price” means the Nominal Amount, or if the Bonds are redeemed prior to the Redemption Date as calculated in accordance with condition 3.8;

“Register” means the register of Bondholders referred to in clause 7;

“Registered Office” means the registered office from time to time of the Company;

“Restricted Overseas Person” means a person (including an individual, partnership, unincorporated syndicate, limited liability company, unincorporated organisation, trust, trustee, executor, administrator or other legal representative) in, or resident in, Japan, Australia, Canada or the United States, or a US person;

“Sale” has the meaning given in the articles of association of the Company’s parent company, Cherrybright Limited;

“Securities Act” means the United States Securities Act of 1933, as amended;

“Senior Lenders” means the parties designated as Lenders from time to time under the Facility Agreement;

“Series Issue Price” means the aggregate Issue Price of the series of Bonds constituted by this Instrument;

“Series Nominal Amount” means the aggregate Nominal Amount of the series of Bonds constituted by this Instrument;

“US” or “United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia; and

“US person” means a US person as defined in Regulation S of the Securities Act.

1.2	In this Instrument, a reference to:

1.2.1	a “subsidiary undertaking” or “parent undertaking” is to be construed in accordance with section 258 of the Act;

1.2.2	“equity share capital” is to be construed in accordance with section 744 of the Act;

1.2.3	“recognised investment exchange” is to be construed in accordance with section 207 of the Financial Services Act 1986;

1.2.4	a statutory provision includes a reference to the statutory provision as modified or re-enacted or both from time to time before the date of this Instrument and any subordinate legislation made under the statutory provision before the date of this Instrument;

1.2.5	a person includes a reference to that person’s legal personal representatives and successors or to a body corporate, association or partnership;

1.2.6	a clause, paragraph or schedule, unless the context otherwise requires, is a reference to a clause or paragraph of or a schedule to this Instrument and a condition is a reference to one of the Conditions; and

1.2.7	a Bond is “outstanding” unless:

(a)	it has been redeemed in full;

(b)	it has been purchased under condition 3.7; or

(c)	it is held by a person for the benefit of a Group Company.

1.3	The headings in this Instrument do not affect its interpretation.

1.4	“Dollars” and “US$” denotes the lawful currency of the United States of America.

2.	CONSTITUTION OF THE BONDS

2.1	The Series Issue Price and Series Nominal Amount of the Bonds constituted by this Instrument are limited to US$190,000,000 and US$403,414,000 respectively.

2.2	The Bonds may be issued in amounts or integral multiples of US$1.

2.3	The Bonds shall be issued in accordance with the Investment Agreement.

2.4	The Bonds are held subject to the Conditions which are binding on the Company, the Bondholders and any person claiming through or under them respectively. The Conditions shall have the same effect as if they were set out in this Instrument.

3.	RANKING

3.1	The rights of the Bondholders in respect of the Bonds and this Instrument are subordinated to the rights of the Senior Lenders and the “A” Lenders on the terms and to the extent set out in the Financing Documents. Each Bondholder shall be deemed to have notice of, and shall be bound by the Financing Documents, copies of which are available for inspection at the Registered Office.

3.2	All the obligations of the Company in respect of the Bonds and this Instrument shall be subject to the terms of the Financing Documents. The Company agrees not to, and the Bondholders agree with the Company that they cannot require the Company to, take any action in respect of the Bonds which is inconsistent with terms of the Financing Documents.

4.	REDEMPTION

Any payment in respect of any Redemption Price, Nominal Amount or other monies payable on or in respect of any Bonds shall be made for value on the due date thereof to the respective holder or holders shown on the Register.

5.	INTEREST

Until a Bond is redeemed in accordance with this Instrument and the Conditions, the Company shall subject to the Financing Documents pay to the relevant Bondholder interest (after deduction of tax) on the Nominal Amount in accordance with condition 2 and, where appropriate, condition 4.

6.	CERTIFICATES

6.1	A person on becoming a Bondholder is entitled without charge to one certificate for the total principal amount of Bonds registered in his name.

6.2	When a Bondholder transfers or has redeemed part of the principal amount of Bonds registered in his name he is entitled without charge to one certificate for the balance of the principal amount retained by him.

6.3	The Company is not bound to:

6.3.1	register more than four persons as joint holders of a Bond; or

6.3.2	issue more than one certificate for a Bond held jointly by two or more persons and delivery of a certificate to one joint holder is sufficient delivery to all joint holders.

6.4	A certificate shall be:

6.4.1	substantially in the form set out in schedule 1 and shall have the Conditions endorsed on it; and

6.4.2	signed by or on behalf of, or executed by, the Company in accordance with its articles of association for the time being or in such other manner as may be permitted by statute.

7.	REGISTER

7.1	The Company shall keep the Register at the Registered Office and enter in it:

7.1.1	the name and address of each Bondholder;

7.1.2	the date on which each person was registered as a Bondholder;

7.1.3	the principal amount of each Bond held by a Bondholder;

7.1.4	the serial number of each certificate issued and the date of its issue; and

7.1.5	the date on which a person ceased to be a Bondholder.

7.2	The Company shall enter in the Register each change to the information specified in clause 7.1.

7.3	A Bondholder may inspect the Register from 9.00 a.m. to 5.00 p.m. on any business day and may require a copy of it or any part of it at the cost of the Company.

8.	OBLIGATIONS OF THE COMPANY

8.1	The Company agrees with each Bondholder to comply with its obligations under this Instrument, subject to the Financing Documents.

8.2	This Instrument enures for the benefit of each Bondholder and a Bondholder may, subject to the Financing Documents, sue for the compliance by the Company with its obligations under this Instrument in relation to each Bond held by the Bondholder.

9.	MODIFICATION (ETC.) OF THE INSTRUMENT

9.1	The Company may, subject to the Financing Documents, (by instrument expressed to be supplemental to this Instrument) from time to time modify, abrogate or vary the provisions of this Instrument on terms previously sanctioned by an Extraordinary Resolution.

9.2	The Company shall endorse on this Instrument a memorandum of execution of any instrument supplemental to this Instrument.

10.	GOVERNING LAW AND JURISDICTION

10.1	This Instrument is governed by, and shall be construed in accordance with, English law.

10.2	The courts of England have exclusive jurisdiction to settle any dispute arising from or in connection with this Instrument, its Conditions or the Bonds (a “Dispute”).

10.3	The Company and the Bondholders agree that the courts of England are the most appropriate and convenient forum to settle any Dispute and, accordingly, that they will not argue to the contrary.

10.4	This clause is for the benefit of the Bondholders only. As a result, it does not prevent the Bondholders from taking proceedings relating to a Dispute (“Proceedings”) in any other court with jurisdiction. To the extent allowed by law, the Bondholders may take concurrent Proceedings in any number of jurisdictions.

SCHEDULE 1

CERTIFICATE, CONDITIONS AND REDEMPTION NOTICE

Certificate No. [ ]	Nominal Amount US$[ ]

SPIRETRAIL LIMITED (the “Company”)

(Incorporated in England and Wales

under the Companies Act 1985 (registered no. 3936258))

DEEP DISCOUNT BONDS

Series Issue Price (in aggregate) of all Bonds listed above US$190,000,000

Series Nominal Amount (in aggregate) of all Bonds listed above US$403,414,000

This is to certify that [    ] is/are the registered holder(s) of US$[            ] in Nominal Amount of the Bonds. The Bonds are issued with the benefit of, and subject to the provisions contained in, the Instrument and the conditions endorsed on this certificate. The Bonds are issued subject to the terms of the Financing Documents executed by the Company, the Bondholders and others on the same date as the Instrument.

Interest is payable on the Bonds in accordance with condition 2.

The Bonds are transferable in amounts or integral multiples of US$1. This certificate must be surrendered before any transfer is registered or any new certificate is issued in exchange.

The Bonds are redeemable in accordance with condition 3.

A copy of the Instrument is available for inspection at the Company’s registered office.

THE BONDS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND MAY NOT BE OFFERED, SOLD, RESOLD, DELIVERED OR DISTRIBUTED (DIRECTLY OR INDIRECTLY) IN OR INTO THE UNITED STATES (EXCEPT IN TRANSACTIONS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT), CANADA, AUSTRALIA OR JAPAN NOR TO NOR FOR THE ACCOUNT OR BENEFIT OF ANY RESTRICTED OVERSEAS PERSON UNLESS IN RELATION TO ANY US PERSON, THE BONDS ARE REGISTERED UNDER THE SECURITIES ACT OR THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

The Bonds are governed by English law.

Signed by or on behalf of the Company.

Issued on                      2000

CONDITIONS

1.	STATUS OF THE BONDS

1.1	The Bonds are issued in amounts or integral multiples of US$1 and are transferable in accordance with the provisions of schedule 2 in amounts or integral multiples of US$1.

1.2	The Bonds constitute direct, general and unconditional unsecured obligations of the Company, subordinated in accordance with condition 1.3, but which rank pari passu among themselves.

1.3	The obligations of the Company in respect of the Bonds rank behind the obligations of the Company to the Senior Lenders and the Consortium Lenders on the terms and to the extent set out in the Financing Documents but otherwise at all times rank at least pari passu with all other future unsecured obligations of the Company, except for those obligations as may be preferred by law or as shall otherwise be agreed by the Bondholders.

2.	INTEREST

2.1	The interest on the Bond shall be as follows:

Years since Issue	“Cash Payable Interest” % of Nominal Amount per annum
0-1	0
1-2	0
2-3	0
3-4	0.6048%
4-5	1.3121%
5-6	2.1154%
6-7	3.0035%
7-8	3.1837%
8-9	3.3747%
9-10	3.5772%
10+	3.7918%

2.2	Subject to the Financing Documents, the Cash Payable Interest shall accrue on 30 October and 30 April each year and shall compound daily and is payable in arrear on 1 January and 1 July in each year (each an “Interest Payment Date”). The first Cash Payable Interest on the Bonds is payable on the first Interest Payment Date which shall be 1 July 2004 in respect of the period for the six months ending 30 April 2004.

2.3	Interest is calculated on the basis of a 365 day year and actual days elapsed.

2.4	Interest ceases to accrue on a Bond as from the due date for redemption of the Bond. However, if upon due delivery of this certificate in accordance with condition 6.1, payment of principal on the Bond is withheld or refused in breach of the provisions of this Instrument, interest continues to accrue in accordance with condition 4.

2.5	Subject to the Financing Documents the Company shall pay each Cash Payable Interest payment (after deduction of tax) to those Bondholders on the Register at the close of business on the day before an Interest Payment Date and a Bondholder is deemed to be the holder on that Interest Payment Date of a Bond held by him on that preceding date notwithstanding any intermediate transfer or transmission of the Bond.

2.6	To the extent that interest has accrued but is not payable in accordance with condition 2.2 or 2.3 the Company may at its discretion elect to issue to each Bondholder a certificate of indebtedness on 31 December in each year in respect of any such accrued interest.

3.	REDEMPTION

3.1	Subject to the Financing Documents, unless previously redeemed or purchased, the Company shall redeem the Bonds on the Redemption Date at their Nominal Amount.

3.2	Subject to the Financing Documents, unless previously redeemed or purchased, the Company shall redeem the Bonds on a Sale or Listing or upon the disposal by the Company of the whole, or substantially the whole of the undertaking and assets of the Company’s Group up to but excluding that date.

3.3	Subject to the Financing Documents, the Company shall upon receiving written notice from the Instructing Group redeem the Bonds up to but excluding the date of redemption and any other sums owed by the Company to the Bondholder under the Bonds on the occurrence of any of the following events:

3.3.1	the failure by the Company to pay:

(a)	any Redemption Price payable on the Bonds on the due date for payment; or

(b)	any Nominal Amount payable on the Bonds on the due date for payment provided that in the case of this condition 3.3.1(b), whilst any amounts remain outstanding under the Facility Agreement, within 60 days after the giving of written notice by the relevant Bondholder to the Administrative Agent under the Facility Agreement of the Company’s failure so to pay neither the Company nor the Senior Lenders have paid such amount (it being acknowledged for the purposes of this condition 3.2.1(b) that the Senior Lenders shall have the right to make such payment in place of the Company);

3.3.2	the passing by a Group Company of a resolution for its winding up or the making by a court of competent jurisdiction of an order for the winding up of a Group Company or the dissolution of a Group Company otherwise than, in each case, for the purposes of an amalgamation, reorganisation, liquidation or reconstruction under which a successor (or successors) undertakes the obligations of the Company under the Bonds or for the purposes of a members’ voluntary winding up, in each case on terms previously sanctioned by an Extraordinary Resolution;

3.3.3	the making of an administration order in relation to a Group Company or the appointment of a receiver over, or the taking possession of or sale by an encumbrancer of, any of a Group Company’s assets or, in relation to a Group Company incorporated outside England and Wales, analogous proceedings taking place in the relevant jurisdiction;

3.3.4	the making by a Group Company of an arrangement or composition with its creditors generally or the making by a Group Company of an application to a court of competent jurisdiction for protection of its creditors generally;

3.3.5	if any Indebtedness of a Group Company:

(a)	is not paid when due or (as the case may be) within any originally applicable grace period; or

(b)	becomes (or becomes capable of being declared) due and payable before its stated maturity otherwise than at the option of the Group Company or (if no event of default, howsoever described, has occurred) a person entitled to that Indebtedness.

3.4	The Company shall notify the Bondholders immediately if it becomes aware of a fact or circumstance which has caused or will or is likely to cause any of the events listed in conditions 3.2 or 3.3 to occur.

3.5	Subject to the Financing Documents, the Company may by giving the Bondholders not less than seven nor more than 30 days notice, redeem all or some of the outstanding Bonds in amounts or in integral multiples of US$1,000 together with accrued interest (after deduction of tax) up to the date specified as the redemption date in the notice. A notice delivered under this condition 3.5 is irrevocable. A redemption made in accordance with this condition shall be made pari passu among the Bondholders. Without prejudice to the generality of the foregoing it is intended that the Bonds shall be redeemed, to the extent possible, following a refinancing of the Company’s Group.

3.6	Subject to the Financing Documents, the Company may (by giving the Bondholders not less than 30 days notice) at any time purchase Bonds at any price by tender (available to all Bondholders alike) or private treaty or otherwise by agreement with the relevant Bondholder.

3.7	The Company shall cancel a Bond redeemed or purchased and may not reissue or resell that Bond.

3.8	If Bonds are redeemed on any date prior to the Redemption Date in accordance with either condition 3.2, 3.3 or 3.5, then the amount to be paid upon redemption in respect of the Bonds shall be the aggregate of:

3.8.1	the amount set out opposite that date in the table below or, where that date does not appear in the table below, the date first preceding that date in the table below (“the First Date”):

Date	Amount (expressed as a percentage of the Nominal Amount of Bonds to be redeemed)	Amount
Issue Date	47.0980%	190,000,000
1 year after Issue Date	50.3949%	203,300,000
2 years after Issue Date	54.4265%	219,564,000
3 years after Issue Date	59.3248%	239,325,000
4 years after Issue Date	64.6641%	260,864,000
5 years after Issue Date	69.8372%	281,733,000
6 years after Issue Date	74.7258%	301,454,000
7 years after Issue Date	79.2094%	319,542,000
8 years after Issue Date	83.9619%	338,714,000
9 years after Issue Date	88.9996%	359,037,000
10 years after Issue Date	94.3396%	380,579,000
11 years after Issue Date	100%	403,414,000

3.8.2	where the date set for redemption does not appear in the table in condition 3.8.1, the amount given by the following formula:

(B - A) x       T

                    365

where:

A	is the amount set out opposite the First Date in the table in condition 3.8.1;

B	is the amount set out opposite the date following the First Date in the table in condition 3.8.1; and

T	is the number of days in the period from (but excluding) the First Date to (and including) the date set for redemption.

4.	DEFAULT RATE

4.1

If any sum due and payable by the Company in respect of the Bonds pursuant to condition 2.1 is not paid on the due date, interest net of tax shall accrue on the amount due and unpaid for the period beginning on the due date and ending on the day when the amount is paid at the rate of 10 per cent. gross per annum and such interest shall compound daily. The Bondholders may from time to time agree to waive interest hereunder or agree to a lower rate of default interest on such terms as they may think fit by Extraordinary Resolution.

4.2	If any sum due and payable by the Company in respect of redemption of the Bonds the Bonds is not paid on the due date, interest net of tax shall accrue on the amount due and unpaid for the period beginning on the due date and ending on the day when the amount is paid at the rate of 12 per cent. gross per annum and such interest shall compound daily. The Bondholders may from time to time agree to waive interest hereunder or agree to a lower rate of default interest on such terms as they may think fit by Extraordinary Resolution.

5.	DEALINGS

5.1	No application has been or will be made to any recognised investment exchange for the Bonds to be listed or dealt in.

5.2	The Bonds have not been and will not be registered under the Securities Act or under the securities laws of any State of the United States, no relevant clearances have been or will be obtained from the securities commission of any province of Canada, no prospectus has been or will be lodged with the Australian Securities Commission and no steps have been taken, nor will any be taken, to enable the Bonds to be offered in compliance with applicable securities laws of Japan.

5.3	Accordingly, the Bonds may not be offered, sold, resold, delivered or distributed (directly or indirectly) in or into the United States (except in transactions exempt from, or not subject to, the registration requirements of the Securities Act), Canada, Australia or Japan nor to or for the account or benefit of any Restricted Overseas Person unless in relation to any US person the Bonds are registered under the Securities Act or the transaction is exempt from, or not subject to, the registration requirements of the Securities Act.

6.	PROCEDURE ON REDEMPTION AND UNCLAIMED MONEYS

6.1	A Bondholder whose Bond is due to be redeemed shall, not later than the due date for redemption, deliver to the Company the certificate for the Bond for cancellation. Upon delivery the Company shall, subject to the Financing Documents forthwith pay to the Bondholder the moneys payable in respect of the Bond.

6.2	If the Bondholder fails to comply with condition 6.1:

6.2.1	the Company shall pay all amounts due in respect of the Bond into a separate interest-bearing bank account pending compliance with condition 6.1;

6.2.2	the payment of an amount into a bank account shall constitute the Company a trustee in respect of the amount;

6.2.3	the Company shall be responsible for the safe custody of the amount and related interest;

6.2.4	the Bondholder shall be entitled to interest accrued on the amount; and

6.2.5	if the amount remains unclaimed after a period of ten years from the date of payment of the amount into the account, the Bondholder shall cease to be entitled to the amount and to related interest and it shall then belong to the Company.

7.	PAYMENT OF AMOUNTS IN RESPECT OF BONDS

7.1	The Company shall pay principal moneys, interest or any other amounts payable in respect of a Bond less any tax which the Company is obliged to withhold in respect of any such payment by a bank or other funds transfer system, or by such other method as the holder or joint holders of the Bond in respect of which the payment is made (or the person or persons entitled by transmission to the Bond) may in writing direct. The holder, a joint holder or other person jointly entitled to a Bond may give an effective receipt for principal moneys, interest or other amount paid in respect of the Bond.

7.2	The Board may withhold payment of principal moneys, interest and all other amounts payable in respect of the Bond to a person entitled by transmission to a Bond until he has provided such evidence of his right that the Board may reasonably require.

8.	INTERPRETATION

Words and expressions defined in the Instrument shall, unless the context otherwise requires, have the same meanings in these Conditions.

9.	NOTICES

9.1	A notice to be given to or by a Bondholder under the Instrument or these Conditions shall be in writing.

9.2	A notice or other document may be given to a Bondholder by the Company either personally or by sending it by post in a pre-paid envelope addressed to the Bondholder at the address shown in the Register against his respective name, or by leaving it at that address (or at another address notified for the purpose) in an envelope addressed to the Bondholder.

9.3	In the case of joint holders of a Bond, a notice or other document shall be given to whichever of them is named first in the Register in respect of the joint holding and notice given in this way is sufficient notice to all joint holders.

9.4	If a Bondholder (or, in the case of joint holders, the person first named in the Register) has a registered address outside the United Kingdom but has notified the Company of an address in the United Kingdom at which notices or other documents may be given to him, he is entitled to have notices given to him at that address.

9.5

A notice or other document addressed to a Bondholder at his registered address or address for service in the United Kingdom is, if sent by post, deemed to be given within 24 hours if pre-paid as first class post and within 48 hours if pre-paid as second class post after it has been posted, and in proving service it is sufficient to prove that the envelope containing the notice or document was properly addressed, pre-paid and posted.

A notice or document not sent by post but left at a registered address or address for service is deemed to be given on the day it is left.

9.6	A person who becomes entitled to a Bond by transfer or otherwise is bound by a notice in respect of the Bond which, before his name is entered in the Register, has been properly served on a person from whom he derives his title.

REDEMPTION NOTICE

To:	SPIRETRAIL LIMITED (the “Company”)

DEEP DISCOUNT BOND

I/We, the registered holder(s) of the Bond(s) represented by this certificate, give notice that I/we require the Company to redeem the whole/US$ of the Nominal Amount of the Bonds on [        ].

Please pay the principal moneys, interest or any other amount payable in respect of the Bonds so redeemed in the following manner: Specify bank/other funds transfer system/other method:

Dated                     200[  ]

Signatures by individuals:

1.	2.

3.	4.

[OR]

Execution by a company:

Signed by the person named below for and on behalf of the Bondholder named in this certificate:

                                                  Signature                                                               Name of the person

SCHEDULE 2

PROVISIONS AS TO REGISTRATION, TRANSFER, ETC.

1.	TRUSTS NOT RECOGNISED

Except as ordered by a court of competent jurisdiction or as required by law, the Company is not obliged to recognise a person as holding a Bond on trust and is not bound by or otherwise compelled to recognise (even if it has notice of it) an equitable, contingent, future, partial or other claim to or interest in a Bond other than an absolute right in the holder to the whole of the Bond.

2.	RECOGNITION OF BONDHOLDER

The Company shall recognise a Bondholder as entitled to the Bond registered in his name free from any equity, set-off or counter-claim on the part of the Company against the original or an intermediate holder of the Bond.

3.	TRANSFERS

3.1	A Bondholder may transfer his Bond by instrument of transfer in writing in any usual form or in another form approved by the Board (such approval not to be unreasonably withheld or delayed) and the instrument shall be executed by or on behalf of the Bondholder. The transferee shall accede to the Financing Documents in the manner set out in the Financing Documents.

3.2	The transferor is deemed to remain the holder of the Bond until the name of the transferee is entered in the Register in respect of it.

3.3	The Board shall only be entitled to refuse to register the transfer of a Bond if:

3.3.1	no redemption notice has been given pursuant to conditions 3.5 or 3.6;

3.3.2	it is in favour of more than four joint transferees; or

3.3.3	it is not delivered for registration at the Registered Office or such other place of which the Board may have notified the Bondholders in writing at least seven days in advance, accompanied by the certificate for the Bond to which it relates and such other evidence as the Board may reasonably require to prove the title of the Bondholder and the due execution by him of the transfer or, if the transfer is executed by some other person on his behalf, the authority of that person to do so.

3.4	If the Board refuses to register the transfer of a Bond it shall, within seven days after the date on which the transfer was lodged with the Company, send notice of the refusal to the transferee. An instrument of transfer which the Board refuses to register shall (except in the case of suspected fraud) be returned to the person depositing it. All instruments of transfer which are registered may be retained by the Company.

3.5	Unless the Board refuses to register the transfer of a Bond pursuant to paragraph 3 of this Schedule, it will register the transfer within seven days after the date on which the transfer was lodged with the Company. The Company may not charge a fee for registering the transfer of a Bond or other document relating to or affecting the title to a Bond or the right to transfer it or for making any other entry in the Register.

4.	TRANSMISSION OF BONDS

4.1	The Company may recognise only the personal representative or representatives of a deceased Bondholder as having title to a Bond held by that Bondholder alone or to which he alone was entitled. In the case of a Bond held jointly by more than one person, the Company may recognise only the survivor or survivors as being entitled to it.

4.2	Nothing in this Instrument releases the estate of a deceased Bondholder from liability in respect of a Bond which has been solely or jointly held by him.

4.3	A person becoming entitled by transmission to a Bond may, on production of any evidence the Board may require, elect either to be registered as a Bondholder or to have a person nominated by him registered as a Bondholder. If he elects to be registered himself, he shall give notice to the Company to that effect and accede to the Financing Documents in the manner specified by the Financing Documents. If he elects to have another person registered, he shall execute an instrument of transfer of the Bonds to that person. All the provisions of this Instrument relating to the transfer of Bonds apply to the notice or instrument of transfer (as the case may be) as if it were an instrument of transfer executed by the Bondholder and his death, bankruptcy or other event giving rise to a transmission of entitlement had not occurred.

4.4	The Board may give notice requiring a person to make the election referred to in paragraph 4.3 of this Schedule. If that notice is not complied with within 60 days the Board may withhold payment of principal moneys, interest and all other amounts payable in respect of the Bond until notice of election has been made.

4.5	Where a person becomes entitled by transmission to a Bond, the rights of the Bondholder in relation to the Bond cease. The person entitled by transmission may, however, give a good discharge for principal moneys, interest and other amounts payable in respect of the Bond and, subject to paragraphs 4.3 and 4.4 of this schedule and condition 7.2, has the rights to which he would be entitled if he were the holder of the Bond. The person entitled by transmission is not, however, before he is registered as the holder of the Bond, entitled in respect of it to receive notice of or exercise rights conferred by being a Bondholder in relation to meetings of the Bondholders.

5.	REPLACEMENT CERTIFICATES

Where a Bond certificate is worn out, defaced, lost or destroyed, the Board shall cancel it and issue a replacement certificate on such terms as to provision of evidence and indemnity (with or without security) and to payment of any exceptional out-of-pocket expenses incurred by the Company in the investigation of that evidence and the preparation of that indemnity and security as the Board may reasonably decide, and on surrender of the original certificate (where it is worn out or defaced).

SCHEDULE 3

PROVISIONS AS TO MEETINGS OF BONDHOLDERS

1.	CONVENING MEETINGS

1.1	The Company may convene a meeting of the Bondholders at any time.

1.2	The Company shall convene a meeting of the Bondholders immediately on receipt of a requisition from Bondholders holding at the date of the deposit of the requisition not less than one-tenth in principal amount of the Bonds outstanding at that date.

1.3	The requisition:

1.3.1	shall state the objects of the meeting;

1.3.2	shall be signed by the requisitionists and deposited at the Registered Office; and

1.3.3	may consist of several documents in like form each signed by one or more requisitionists.

1.4	The meeting shall be held at such place in the United Kingdom as the Company, acting reasonably, may decide.

2.	LENGTH AND FORM OF NOTICE

2.1	A meeting convened for the passing of an Extraordinary Resolution shall be called by not less than 21 clear days notice. All other meetings shall be called by not less than 14 clear days notice.

2.2	The notice of meeting shall specify:

2.2.1	the place, date and time of the meeting;

2.2.2	the terms of each resolution to be proposed; and

2.2.3	with reasonable prominence, that a Bondholder entitled to attend and vote may appoint one or more proxies to attend and, on a poll, vote instead of the Bondholder and that a proxy need not also be a Bondholder.

2.3	The accidental omission to send a notice of meeting or, in cases where it is sent out with the notice, an instrument of proxy to, or the non-receipt of either by a Bondholder does not invalidate the proceedings at a meeting.

3.	QUORUM

3.1	No business may be transacted at a meeting unless a quorum is present. The absence of a quorum does not prevent the appointment of a chairman in accordance with paragraph 5 of this schedule, which is not treated as part of the business of the meeting.

3.2

The quorum for a meeting convened for the purpose of passing an Extraordinary Resolution is a person or persons holding or representing by proxy a one quarter in principal amount of the Bonds outstanding at the date of the meeting. The quorum for a meeting convened for any other purpose is a person or persons holding or representing by proxy one-tenth in principal amount of the Bond outstanding at the date of the meeting.

4.	PROCEDURE IF QUORUM NOT PRESENT

4.1	If a quorum is not present within twenty minutes (or such longer period as the chairman in his absolute discretion may decide) from the time fixed for the start of the meeting or if during the meeting a quorum ceases to be present, the meeting:

4.1.1	if convened on the requisition of the Bondholders, shall be dissolved; or

4.1.2	in any other case, shall stand adjourned to such time (being not less than 14 days nor more than 28 days later) and place as the chairman (or, in default, the Board) may decide.

4.2	At an adjourned meeting the quorum shall be the Bondholders present in person or by proxy, whatever the principal amount of the Bond held by them. If a quorum is not present within five minutes (or such longer period as the chairman in his absolute discretion may decide) from the time fixed for the start of the meeting or if during the meeting a quorum ceases to be present, the adjourned meeting shall be dissolved.

4.3	The Company shall give not less than seven clear days notice of any meeting adjourned for the lack of a quorum and the notice shall comply with paragraph 2.2 of this schedule and shall state the quorum requirement.

5.	CHAIRMAN

5.1	A person nominated by the Instructing Group shall preside as chairman at a meeting.

5.2	The Bondholders present at the meeting shall select one of their number to be chairman if:

5.2.1	no person has been nominated pursuant to paragraph 5.1 of this schedule; or

5.2.2	at the meeting, the person nominated by the Instructing Group is not present within five minutes after the time fixed for the start of the meeting or is not willing to act.

6.	RIGHT TO ATTEND AND SPEAK

Each member of the Board and any person authorised by the Board may attend and speak at a meeting whether or not he is a Bondholder.

7.	POWER TO ADJOURN

7.1	The chairman may, with the consent of a meeting at which a quorum is present and shall, if so directed by the meeting adjourn a meeting from time to time and from place to place or for an indefinite period.

7.2	Without prejudice to any other power which he may have under the provisions of this schedule or at common law, the chairman may, without the consent of the meeting,

interrupt or adjourn a meeting from time to time and from place to place or for an indefinite period if he decides that it has become necessary to do so in order to:

7.2.1	secure the proper and orderly conduct of the meeting;

7.2.2	give all persons entitled to do so a reasonable opportunity of speaking and voting at the meeting; or

7.2.3	ensure that the business of the meeting is properly disposed of.

8.	NOTICE OF ADJOURNED MEETING

Without prejudice to paragraph 4.3 of this schedule, whenever a meeting is adjourned for 28 days or more or for an indefinite period, at least seven clear days’ notice specifying the place, the date and the time of the adjourned meeting and the general nature of the business to be transacted shall be given to the Bondholders and each member of the Board. Except in these circumstances and subject to paragraph 4.3, it is not necessary to give notice of an adjourned meeting or of the business to be transacted at the adjourned meeting.

9.	BUSINESS AT ADJOURNED MEETING

No business may be transacted at an adjourned meeting other than the business which might properly have been transacted at the meeting from which the adjournment took place.

10.	METHOD OF VOTING

10.1	At a meeting, a resolution put to the vote of the meeting is decided by a show of hands unless (before or on the declaration of the result of the show of hands) a poll is duly demanded.

10.2	A poll may be demanded on a question by the chairman of the meeting or a Bondholder or Bondholders present in person or by proxy representing in total not less than one-twentieth in principal amount of the Bonds outstanding at the date of the meeting.

10.3	A demand by a proxy is deemed to be a demand by the Bondholder appointing the proxy.

10.4	Unless a poll is demanded and the demand is not withdrawn, a declaration by the chairman that the resolution has been carried, or carried by a particular majority, or lost or not carried by a particular majority, and an entry to that effect in the book containing the minutes of proceedings, is conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.	PROCEDURE ON A POLL

11.1	If a poll is properly demanded, it shall be taken in such manner as the chairman may direct. He may appoint scrutineers, who need not be Bondholders, and may fix a time and place for declaring the result of the poll. The result of the poll is deemed to be the resolution of the meeting at which the poll is demanded.

11.2	A poll demanded on the election of a chairman or on any question of adjournment shall be taken at the meeting and without adjournment. A poll demanded on another question shall be taken at such time and place as the chairman may decide, either at once or after an interval or adjournment (but not more than 30 clear days after the date of the demand).

11.3	No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days’ notice shall be given specifying the time and place at which the poll is to be taken.

11.4	The demand for a poll may be withdrawn but only with the consent of the chairman. A demand withdrawn in this way validates the result of a show of hands declared before the demand is made. In the case of a poll demanded before the declaration of the result of a show of hands, the meeting shall continue as if the demand had not been made.

11.5	The demand for a poll (other than on the election of the chairman or on a question of adjournment) does not prevent the meeting continuing for the transaction of business other than the question on which a poll has been demanded.

11.6	On a poll, votes may be given in person or by proxy and a Bondholder entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

12.	VOTES OF BONDHOLDERS

12.1	At a meeting every Bondholder present in person has on a show of hands one vote and every Bondholder present in person or by proxy has on a poll one vote for every £1 in principal amount of the Bond or Bonds of which he is the holder.

12.2	In the case of joint holders of a Bond, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and seniority is determined by the order in which the names of the holders stand in the Register.

13.	CASTING VOTE

In the case of an equality of votes the chairman has, on a show of hands and on a poll, a casting vote in addition to any vote to which he is entitled as a Bondholder.

14.	VOTING BY PROXY

14.1	An instrument appointing a proxy shall be in writing in any usual form (or in another form approved by the Board) executed by the appointor or his duly constituted attorney or, if the appointor is a company, under its seal or under the hand of its duly authorised officer or attorney or other person authorised to sign.

14.2	An instrument of proxy is deemed (unless the contrary is stated in it) to confer authority to demand or join in demanding a poll and to vote on a resolution or amendment of a resolution put to, or other business which may properly come before, the meeting or meetings for which it is given, as the proxy thinks fit.

14.3	A proxy need not be a Bondholder.

14.4	A Bondholder may appoint more than one proxy to attend on the same occasion. When two or more valid but differing instruments of proxy are delivered for the same Bond for use at the same meeting, the one which is last validly delivered (regardless of its date or the date of its execution) shall be treated as replacing and revoking the other or others as regards that Bond.

14.5	Deposit of an instrument of proxy does not prevent a Bondholder attending and voting in person at the meeting or an adjournment of the meeting or on a poll.

14.6	An instrument of proxy is (unless the contrary is stated in it) valid for an adjournment of the meeting as well as for the meeting or meetings to which it relates. An instrument of proxy is valid for 12 months from the date of execution.

14.7	The Company may send an instrument of proxy to all or none of the persons entitled to receive notice of and to vote at a meeting. If sent the instrument shall provide for two-way voting (without prejudice to a right to abstain) on all resolutions set out in the notice of meeting.

15.	DEPOSIT OF PROXY

15.1	An instrument of proxy, and (if required by the Board) a power of attorney or other authority under which it is executed or a copy of it notarially certified or certified in some other way approved by the Board, shall be:

15.1.1	deposited at the Registered Office, or another place in the United Kingdom specified in the notice convening the meeting or in an instrument of proxy or other accompanying document sent by the Company in relation to the meeting, not less than 48 hours before the time for holding the meeting or adjourned meeting or the taking of a poll at which the person named in the instrument proposes to vote;

15.1.2	in the case of a meeting adjourned for less than 28 days but more than 48 hours or in the case of a poll taken more than 48 hours after it is demanded, deposited as required by paragraph 15.1.1 not less than 24 hours before the time appointed for the holding of the adjourned meeting or the taking of the poll; or

15.1.3	in the case of a meeting adjourned for less than 48 hours or in the case of a poll not taken immediately but taken not more than 48 hours after it was demanded, delivered at the adjourned meeting or at the meeting at which the poll was demanded to the chairman or to the secretary or to a director of the Company.

15.2	An instrument of proxy not deposited or delivered in accordance with paragraph 15.1.1 is invalid.

16.	WHEN VOTES BY PROXY VALID THOUGH AUTHORITY REVOKED

A vote given or poll demanded by a proxy or authorised representative of a company is valid despite termination of his authority unless notice of termination is received by the Company at the Registered Office (or other place specified for depositing the instrument of proxy) at least one hour before the time for holding the meeting or adjourned meeting at which the vote is given or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) the time appointed for the taking of the poll at which the vote is cast.

17.	CORPORATE REPRESENTATIVE

A company which is a Bondholder may, by resolution of its directors or other governing body, authorise a person to act as its representative at a meeting of Bondholders (the “representative”). The representative may exercise on behalf of the company (in respect of that part of the company’s holding of Bonds to which the authorisation relates) those powers that the company could exercise if it were an individual Bondholder. The company is for the purposes of this schedule deemed to be present in person at a meeting if the representative is present. Each reference to attendance and voting in person is to be construed accordingly. A member of the Board or the secretary of the Company or other person authorised for the purpose by the secretary may require the representative to produce a certified copy of the resolution of authorisation before permitting him to exercise his powers.

18.	OBJECTIONS TO AND ERROR IN VOTING

No objection may be made to the qualification of a voter or to the counting of, or failure to count, a vote, except at the meeting or adjourned meeting at which the vote objected to is tendered or at which the error occurs. An objection properly made shall be referred to the chairman and only invalidates the result of the voting if, in the opinion of the chairman, it is of sufficient magnitude to affect the decision of the meeting. The decision of the chairman is conclusive and binding on all concerned.

19.	AMENDMENTS TO RESOLUTIONS

20.	If an amendment proposed to a resolution under consideration is ruled out of order by the chairman the proceedings on the substantive resolution are not invalidated by an error in his ruling.

21.	EXTRAORDINARY RESOLUTIONS

21.1	In addition to any other power, a meeting of Bondholders may by Extraordinary Resolution and with the consent of the Company sanction any modification, abrogation or compromise in any respect of:

21.1.1	the provisions of this Instrument; or

21.1.2	the rights of the Bondholders against the Company, whether those rights arise under this Instrument or otherwise.

21.2	Without limiting paragraph 20.1, the Bondholders have power to sanction in accordance with paragraph 20.1:

21.2.1	an agreement for postponing or advancing the time for the payment of principal moneys or interest payable in respect of the Bonds;

21.2.2	an agreement for reducing the rate of interest or for the capitalisation of any interest;

21.2.3	an agreement for the exchange of Bonds for, or conversion of Bonds into, other securities of the Company or another company; and

21.2.4	a matter which under the provisions of this Instrument is required to be sanctioned by Extraordinary Resolution.

21.3	An Extraordinary Resolution is binding upon each Bondholder whether or not present at the meeting and each Bondholder is bound to give effect to the Extraordinary Resolution.

22.	BONDHOLDERS’ WRITTEN RESOLUTIONS

A resolution in writing executed by or on behalf of Bondholders holding 75 per cent. in principal amount of Bonds for the time being outstanding who would have been entitled to vote upon it if it had been proposed at a meeting at which he was present is as effective as if it had been passed at a meeting duly convened and held. The resolution in writing may consist of several instruments in the same form each duly executed by or on behalf of one or more Bondholders. If the resolution in writing is described as an Extraordinary Resolution, it has effect accordingly.

23.	MINUTES OF MEETINGS

23.1	The Company shall cause minutes of all proceedings of meetings of the Bondholders to be entered in books kept for that purpose.

23.2	A minute, if purporting to be signed by the chairman of the meeting at which the proceedings took place, or by the chairman of the next meeting, is conclusive evidence of the proceedings.

23.3	Where minutes have been made in accordance with paragraph 22 of the proceedings at a meeting then, until the contrary is proved, the meeting is deemed duly held and convened, and all proceedings had at the meeting to have been duly had.

IN WITNESS WHEREOF this Instrument has been executed by the Company and is intended to be and is hereby delivered on the date first above written

Executed as an instrument by             )

SPIRETRAIL LIMITED             )

/s/ D. M. ASHWORTH	Signature of Director

David Ashworth	Name of Director

/s/ R. B. STEVENSON	Signature of Director/Secretary

R. B. Stevenson	Name of Director/Secretary